Exhibit 10.1

AMENDMENT AGREEMENT TO THE STOCK PURCHASE AGREEMENT

This AMENDMENT AGREEMENT TO THE STOCK PURCHASE AGREEMENT (the “Amendment”) is dated as of March 30, 2010 by and among Apextalk Holdings, Inc., a Delaware corporation (the “Company”), and Champion Investors (China), Ltd. (the “Purchaser”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

WITNESSETH:

WHEREAS, pursuant to the Stock Purchase Agreement dated December 30, 2009 (the “Execution Date”), the Company agreed to issue to the Purchasers a total of 1,666,668 shares of Common Stock for an aggregate purchase price (the “Purchase Price”) of $4,000,000;

WHEREAS, as of the date hereof, the Company has received a total of $2,000,000 of the Purchase Price, in connection which, the Company has issued to the Purchasers a total of 833,334 shares of Common Stock;

WHEREAS, pursuant to the Stock Purchase Agreement, the remaining $2,000,000 Purchase Price shall be delivered to the Company within 90 days of the Execution Date (the “Payment Period”);

WHEREAS, the parties hereby desire to amend the Stock Purchase Agreement as set forth herein to extend the Payment Period to 120 days.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Section 1 of the Stock Purchase Agreement is hereby cancelled and restated in its entirety to read as follows:

“1.           Purchase of Common Stock.

The Purchaser intends to be legally bound, hereby irrevocably agrees to purchase from the Company 1,666,668 shares of newly issued common stock (the “Common Shares”) at a purchase price of $2.40 per share upon the terms and conditions set forth hereinafter. The total amount of the purchase will be $4,000,000 payable to Apextalk Holdings by 4 separate payments within 120 days.

The Purchaser is delivering the payment (the “Purchase Price”) by a check made payable to “Apextalk Holdings” with two fully executed copies of this Agreement and a completed Investor Questionnaire (the “Investor Questionnaire”):

Apextalk Holdings, Inc.
637 Howard Street,
San Francisco, California, 94105
Tel: (888) 228-2829
Fax: (415) 777-3646

The Purchaser understands that the Common Shares are being issued pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D Rule 506, or Regulation S of such Securities Act. As such, the Common Shares are only being offered and sold to investors who qualify as “accredited investors” as defined by Rule 501 of Regulation D of the Securities Act, and a limited number of sophisticated investors, and persons who are not “US persons” as defined in Regulation S under the Securities Act.  The Corporation is relying on the representations made by the Purchaser in this Agreement that the Purchaser qualifies as such an accredited, sophisticated, or non “US person” investor, and the Purchaser is capable of evaluating the merits and risks of his investment in the offering and has ability and capacity to protect his interests.  The Common Shares are “restricted securities” for purposes of the United States securities laws and cannot be transferred except as permitted under these laws.

2. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to residents of that State executing contracts wholly to be performed in that State without regard to conflicts of laws principles.

3. Assignability. This Agreement is not transferable or assignable by the Purchaser.

4. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 30th day of March, 2010.

APEXTALK HOLDING, INC.

By:
Hui Liu
Name: Hui Liu Title: Chief Executive Officer

CHAMPION INVESTORS (CHINA) LTD

Yi Bao Chen
Name: Yi Bao Chen
Title: Chief Executive Officer